QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

Molson Financial Statements

Report of Independent Auditors

To the Directors of Molson Inc.

        We have audited the accompanying consolidated balance sheets of Molson Inc. as at March 31, 2004 and 2003, and the related consolidated statements of earnings, retained earnings and cash flows for each of the years in the three years ended March 31, 2004. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the corporation as at March 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three years ended March 31, 2004 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montreal, Canada
May 5, 2004, except as to note 25,
which is at July 21, 2004

Comments by an Independent Auditor on Canada—U.S. Reporting Differences

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph following the opinion paragraph when there is a change in accounting principle that has a material effect in the comparability of the corporation's financial statements, such as the changes described in note 2 to the Molson Inc. financial statements as of March 31, 2004 and 2003, and for each of the years in the three years ended March 31, 2004. Our report to the directors dated May 5, 2004, except as to note 25, which is at July 21, 2004, is expressed in accordance with Canadian reporting standards, which do not require a reference to such changes in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montreal, Canada
May 5, 2004

MOLSON INC.

CONSOLIDATED STATEMENTS OF EARNINGS

	Years ended March 31
	2004	2003	2002
		(Restated)
	(In millions of Canadian dollars, except share and per share amounts)
Sales and other revenues	$3,472.8	$3,529.2	$2,830.8
Brewing excise and sales taxes	947.3	1,014.0	728.5

Net sales revenue	2,525.5	2,515.2	2,102.3

Costs and expenses
Cost of sales, selling and administrative costs	1,950.2	1,938.4	1,675.9
Gain on sale of 20% of operations in Brazil (note 3)	—	(64.2)	—
Provisions for rationalization (note 5)	36.3	63.5	50.0

	1,986.5	1,937.7	1,725.9

Earnings before interest, income taxes and amortization	539.0	577.5	376.4
Amortization of capital assets (note 22)	63.1	64.9	54.6

Earnings before interest and income taxes	475.9	512.6	321.8
Net interest expense (note 6)	91.5	95.4	65.5

Earnings before income taxes	384.4	417.2	256.3
Income tax expense (note 7)	166.5	115.0	80.7

Earnings before minority interest	217.9	302.2	175.6
Minority interest	19.1	6.5	—

Earnings from continuing operations	237.0	308.7	175.6
Earnings from discontinued operations (note 8)	—	—	2.0

Net earnings	$237.0	$308.7	$177.6

Net earnings per share from continuing operations (note 9)
Basic	$1.86	$2.42	$1.46
Diluted	$1.84	$2.38	$1.43
Net earnings per share (note 9)
Basic	$1.86	$2.42	$1.48
Diluted	$1.84	$2.38	$1.45

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

	Years ended March 31
	2004	2003	2002
		(Restated)
	(In millions of Canadian dollars)
Retained earnings—beginning of year	$676.8	$460.3	$328.1
Change in accounting policy (note 2)	(3.7)	—	—

Retained earnings—beginning of year, as restated	673.1	460.3	328.1
Net earnings	237.0	308.7	177.6
Cash dividends declared	(67.8)	(51.8)	(45.0)
Stock dividends declared	(3.4)	(1.7)	(0.4)
Excess of share repurchase price over weighted-average stated capital (note 17)	(20.4)	(42.4)	—

Retained earnings—end of year	$818.5	$673.1	$460.3

The accompanying notes to the consolidated financial statements are an integral part of these statements.

MOLSON INC.

CONSOLIDATED BALANCE SHEETS

	As at March 31
	2004	2003
		(Restated)
	(In millions of Canadian dollars)
Assets
Current assets
Cash	$21.2	$12.2
Accounts receivable (note 16)	167.3	185.3
Inventories (note 10)	177.4	162.3
Prepaid expenses and other assets	64.3	64.4

	430.2	424.2
Investments and other assets (note 11)	129.7	130.1
Property, plant and equipment, net (note 12)	1,022.4	1,026.9
Intangible assets, excluding goodwill (note 13)	1,558.7	1,552.5
Goodwill	789.6	770.4

	$3,930.6	$3,904.1

Liabilities
Current liabilities
Accounts payable and accruals	$459.8	$529.9
Provision for rationalization costs (note 5)	—	14.6
Income taxes payable	29.0	77.8
Dividends payable	17.8	14.0
Future income taxes (note 7)	171.8	126.6
Current portion of long-term debt (note 14)	347.0	40.6

	1,025.4	803.5
Long-term debt (note 14)	788.4	1,180.0
Deferred liabilities (note 15)	359.1	380.5
Future income taxes (note 7)	400.2	355.0
Minority interest	138.1	152.1

	2,711.2	2,871.1

Shareholders' equity
Capital stock (note 17)	732.3	719.4
Contributed surplus	8.9	3.7
Retained earnings	818.5	673.1
Unrealized translation adjustments (note 21)	(340.3)	(363.2)

	1,219.4	1,033.0

	$3,930.6	$3,904.1

The accompanying notes to the consolidated financial statements are an integral part of these statements.

MOLSON INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended March 31
	2004	2003	2002
		(Restated)
	(In millions of Canadian dollars)
Operating activities
Earnings from continuing operations	$237.0	$308.7	$175.6
Gain on sale of 20% of operations in Brazil	—	(64.2)	—
Provisions for rationalization (note 5)	36.3	63.5	50.0
Amortization of capital assets	63.1	64.9	54.6
Future income taxes	70.3	26.2	9.9
Minority interest	(19.1)	(6.5)	—
Funding of deferred liabilities less than (in excess of) expense	(47.0)	(20.5)	11.1
Used for working capital	(103.8)	(51.5)	38.7
Rationalization costs	(15.2)	(36.4)	(15.5)
Other	(5.2)	(2.0)	(2.8)

Cash provided from operating activities	216.4	282.2	321.6

Investing activities
Business acquisitions (note 3)	—	—	(898.1)
Proceeds from sale of 20% of operations in Brazil	—	333.9	—
Additions to property, plant and equipment	(88.0)	(85.9)	(72.4)
Additions to investments and other assets	(7.9)	(9.1)	(3.0)
Additions to intangible assets	—	—	(2.0)
Proceeds from disposal of property, plant and equipment	17.5	1.1	9.4
Proceeds from disposal of investments and other assets	5.3	9.8	39.8

Cash provided from (used for) investing activities	(73.1)	249.8	(926.3)

Financing activities
Increase in long-term debt	539.8	454.1	867.2
Reduction in long-term debt	(623.8)	(937.5)	(427.0)
Securitization of accounts receivable (note 16)	33.0	(1.0)	(2.0)
Shares repurchased (note 17)	(24.6)	(50.2)	—
Cash dividends paid	(64.4)	(49.8)	(45.0)
Proceeds from the exercise of stock options (note 17)	14.0	5.9	3.2
Other	0.2	0.2	1.2

Cash provided from (used for) financing activities	(125.8)	(578.3)	397.6

Increase (decrease) in cash from continuing operations	17.5	(46.3)	(207.1)
Increase (decrease) in cash from discontinued operations (note 8)	(8.2)	(6.2)	201.2

Increase (decrease) in cash	9.3	(52.5)	(5.9)
Effect of exchange rate changes on cash	(0.3)	(6.3)	—
Cash, beginning of year	12.2	71.0	76.9

Cash, end of year	$21.2	$12.2	$71.0

The accompanying notes to the consolidated financial statements are an integral part of these statements.

MOLSON INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2004, 2003 and 2002

(In millions of Canadian dollars, except share and per share amounts)

1. Accounting Policies

Basis of Presentation

        The Consolidated financial statements are expressed in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). These financial statements differ in certain respects from those prepared in accordance with United States generally accepted accounting principles (U.S. GAAP) and do not provide all disclosures required in accordance with U.S. GAAP. These differences are described in Note 24.

Consolidation

        The accounts of the Molson Canada partnership and all subsidiaries controlled by the Corporation are consolidated including its 80% interest in the operations in Brazil, which includes Cervejarias Kaiser Brasil S.A. ("Kaiser") and Bavaria S.A. ("Bavaria"). The minority interest accounts reflect the non-controlling shareholder's interest in the Corporation's operations in Brazil.

Joint Ventures and Other Investments

        The Corporation's 49.9% investment in the Coors Canada partnership and its 50.1% investment in Molson USA are proportionately consolidated.

        Investments in entities over which the Corporation exercises significant influence are accounted for by the equity method. Other investments are carried at the lower of cost and fair value provided any decline in value is other than temporary.

Use of Estimates

        The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management's best knowledge of current events and actions that the Corporation may undertake in the future, actual results could differ from the estimates.

Inventories

        Inventories of raw materials and supplies are valued at the lower of average cost and net realizable value. Work in process and finished goods are valued at the lower of average cost and net realizable value and include the cost of raw materials, labour and overhead expenses. The cost of returnable containers in Canada is amortized over their estimated useful lives of four years and in Brazil the cost of returnable containers is charged to customers at the time of shipment.

Capital Assets

        Property, plant and equipment are stated at the lower of original cost less accumulated amortization and fair value, if the net recoverable amount is less than net book value. Ordinary repairs and maintenance expenditures are expensed as incurred. Only those expenditures for improvements that substantially extend the capacity or useful life of a capital asset are capitalized. The cost incurred for developing or obtaining internal-use software is capitalized. Training and software maintenance costs are expensed as incurred. Amortization is provided from the date property, plant and equipment are placed into service on a straight-line method, principally at annual rates of 1.5% to 5% for buildings and from 2% to 33% for equipment.

        Intangible assets, which include goodwill, brand names and the distribution network access in Brazil are carried at cost less accumulated amortization. Goodwill and other intangible assets with indefinite lives are not amortized. The carrying values of all indefinite life intangible assets are tested at least annually for any impairment, taking into account the ability to recover the book value from expected future operating cash flows on a discounted basis. The Corporation also considers projected future operating results, trends and other circumstances in making such evaluations. The only intangible asset with a definite life, namely the distribution network access in Brazil, is amortized over its contractual life of 40 years.

Revenue Recognition

        Revenue is stated net of incentives, discounts and returns. Revenue is recognized when the significant risks and rewards of ownership are transferred to the customer or distributor, which is either at the time of shipment to distributors or upon delivery of product to retail customers.

Foreign Currency Translation

        Earnings of self-sustaining foreign operations are translated to Canadian dollars at average rates of exchange during the year. Assets and liabilities are translated at period-end exchange rates. The differences between translating assets and liabilities at period-end rates and the exchange rates on the date of acquisition of those assets and liabilities have been included in shareholders' equity as unrealized translation adjustments.

Hedging Relationships

        The Corporation uses derivative financial instruments to hedge its foreign exchange, interest rate and commodity risk exposures. The gains or losses on the derivative instruments used to hedge the Corporation's risk exposures are recorded in the financial statements when the contract is settled or the transactions are recognized. These gains or losses are included in cost of sales or net interest expense.

        The Canadian Institute of Chartered Accountants ("CICA") issued Accounting Guideline 13 "Hedging Relationships", which establishes certain conditions regarding when hedge accounting may be applied. The Guideline is effective for the Corporation's annual and interim periods beginning on April 1, 2004. The Corporation has prepared for the implementation of the hedging provisions. The relevant hedging relationships will be subject to an effectiveness assessment at least quarterly to determine that they are and will continue to be effective. Under these rules, any derivative instrument that does not qualify for hedge accounting will be reported on a mark-to-market basis in earnings.

Income Taxes

        Future income tax assets and liabilities are recorded on the differences between the accounting carrying values of balance sheet assets and liabilities and the tax cost bases of these assets and liabilities based on substantively enacted tax laws and rates.

        The Corporation reviews the valuation of its future income tax assets and liabilities quarterly and records adjustments, as necessary, to reflect the realizable amount of its future income tax assets and liabilities.

Employee Future Benefits

        The cost of pension benefits earned by employees covered under defined benefit plans is determined using the projected benefit method prorated on service and is charged to expense as services are rendered. Adjustments arising from plan amendments, changes in assumptions, and experience gains and losses on the net pension asset are amortized on a straight-line basis over the estimated average remaining service lives of the employee groups using the corridor approach. Defined benefit pension plan assets are reported at market values. The determination of pension expense is based on a five-year weighted average of pension plan asset market values. The cost of postemployment benefits other than pension benefits is recognized on an accrual basis over the working lives of employees.

Stock-Based Compensation Plans

        The Corporation has a stock option plan and may grant options to acquire Class "A" non-voting shares. The fair value of the stock options is determined using a fair value pricing model and is amortized over the period in which the related employee services are rendered, being the vesting period. Consideration paid by employees on the exercise of stock options is credited to shareholders' equity as capital stock when the options are exercised (see note 2).

        The Corporation also has an employee share ownership plan ("MESOP") primarily for all full-time employees in Canada. Under this plan, employees are entitled to have a portion of their base earnings withheld to purchase the Corporation's Class "A" non-voting shares, with the Corporation providing funds to purchase additional Class "A" non-voting shares, to a maximum of 1.33% of base earnings. The Corporation's contributions are charged to earnings.

        The Corporation has a deferred share unit plan for the members of the Board of Directors. Under the terms of this plan, a portion of the directors' fees are paid to them in the form of deferred share units ("DSU"). Each DSU is equivalent in value to a Class "A" non-voting share of the Corporation and is notionally credited with dividends when shareholders receive dividends from the Corporation. A DSU is paid to a Board member after termination of service or retirement and is payable in cash. The cost of the DSU's is charged to earnings in the period earned and marked to market on a quarterly basis.

2. Change in Accounting Policies

        Effective April 1, 2002, the Corporation adopted, on a prospective basis, the CICA Handbook section 3870 "Stock-Based Compensation and Other Stock-Based Payments". Effective April 1, 2003, the Corporation began to expense the cost of stock option grants, with a restatement of the prior period. The Corporation determines the cost of all stock options granted since April 1, 2002 using a fair value method. This method of accounting uses an option pricing model to determine the fair value of stock options granted and the amount is amortized over the period in which the related employee services are rendered. Previously, the Corporation accounted for stock options granted, including the related stock appreciation rights whereby the difference between the exercise price of the option and the market price of the stock was charged to earnings over the vesting period. Further details of the stock options outstanding are contained in note 17.

        The effect of expensing the fair value of stock option grants, with a restatement of the prior period, was to reduce net earnings for the years ended March 31 by $5.2 in fiscal 2004 and by $3.7 in fiscal 2003. Opening retained earnings for fiscal 2004 was reduced by $3.7 reflecting the full year effect of fiscal 2003 stock option expense.

        In fiscal 2003, the Corporation adopted, on a prospective basis, the CICA Accounting Guideline 14 "Disclosure of Guarantees". Under the guideline, the Corporation is required to disclose the nature, the maximum potential amount of future payments, the carrying amount of any liability, and the nature of any recourse provisions of all significant guarantees. Further details are contained in note 18.

3. Business Acquisitions

        On March 18, 2002, the Corporation acquired all of the outstanding shares of Kaiser, whose assets include the Kaiser brands and eight breweries in Brazil for $1,136.3 including transaction costs. The transaction was financed with a combination of cash, long-term debt and the issuance of US$150.0 (CAD$238.2) Molson Inc. Class "A" non-voting shares at a price per share of CAD$30.59, or 7,785,878 Class "A" non-voting shares. These shares must be held by the vendors for a minimum of two years. The operating results of Kaiser for the period March 19, 2002 to March 31, 2002 have been included in the fiscal 2002 consolidated results of the Corporation.

        In a separate transaction, which closed on April 17, 2002, Molson sold 20% of its operations in Brazil to Heineken N.V. for total proceeds of US$218.3, and a gain of CAD$64.2 was recorded in fiscal 2003. The minority interest recorded represents Heineken's 20% share of earnings from April 18, 2002 thereafter.

        The acquisition was accounted for using the purchase method which includes the use of estimates in determining the purchase price allocation disclosed at March 31, 2002. The Corporation completed the Kaiser valuation analysis and purchase price allocation in fiscal 2003. Of the $1,247.8 intangible asset value, $325.0 was assigned to brand names, $35.0 to the distribution network access and the residual of $887.8 to goodwill. Only the distribution network access is considered to have a definite life and is amortized over its contractual life of 40 years. The amount of these intangible assets that is expected to be deductible for tax purposes as goodwill in Brazil is R$1,321 (CAD$896 as at March 18, 2002).

        The details of the Corporation's acquisition of Kaiser are as follows:

2002
Assets acquired and liabilities assumed:
Working capital(i)	$(21.1)
Property, plant and equipment	302.1
Goodwill	887.8
Intangible assets, excluding goodwill	360.0
Long-term debt	(99.0)
Deferred liabilities (note 15)	(304.4)
Other	10.9

$1,136.3

Consideration:
Cash (including transaction costs)	$898.1
Equity issued	238.2

$1,136.3

(i)
Working capital consists primarily of inventory of $55.0, accounts receivable of $67.5 and accounts payable of $109.5.

        As part of the acquisition, the Corporation integrated and reorganized its operations in Brazil including the closure of the Divinópolis brewery and the relocation of certain sales, marketing and administrative departments. The Corporation recorded provisions for employee severance, relocation, and other integration costs of $12.2 and these amounts were reflected in the purchase price allocation.

        The closure of the Divinópolis brewery was completed in fiscal 2003. The remaining relocation and integration costs at March 31, 2003 of $1.6 were incurred in fiscal 2004.

        Molson is currently engaged in a full strategic review of its Brazilian operations. The completion of this review will result in a new valuation based on past performance and future expectations of management of the Brazilian operations over the next few years. Molson intends to complete this review in conjunction with the release of its second quarter financial statements and reflect any changes, to the extent necessary, in those financial statements.

4. Investments in Joint Ventures

        The following information includes the Corporation's proportionate share of the assets, liabilities, revenues, expenses, and cash flows of the Corporation's joint venture investments in Coors Canada and Molson USA, which are included in the consolidated financial statements.

	2004	2003
Assets
Current	$15.2	$16.8
Long-term	$18.7	$18.6
Current liabilities	$6.7	$11.8

	2004	2003	2002
Earnings
Net sales revenue	$253.9	$241.1	$221.0
Operating costs and other expenses	$187.0	$188.7	$178.0

Net earnings	$66.9	$52.4	$43.0

	2004	2003	2002
Cash flow
Cash provided from (used for)
Operating activities	$60.4	$54.8	$41.3
Investing activities	$(0.2)	$(0.1)	$(0.1)
Financing activities	$—	$—	$—

        As at March 31, 2004, Molson USA had outstanding forward foreign exchange contracts of which the Corporation's proportionate share is $5.8 (2003—$20.7), which approximates fair value.

5. Provisions for Rationalization

        During the first quarter of fiscal 2004, the Corporation recorded a charge of $43.3 relating to the closure of the Ribeirão Preto plant in Brazil represented by a $37.5 write-down of substantially all of the related fixed assets to a nominal amount and employee severance and other closure costs of $5.8. There is no remaining accrual at March 31, 2004.

        Also, in the first quarter of fiscal 2004, the Corporation completed a sale of a residual property adjacent to the Barrie brewery with a nominal book value. A pre-tax gain of $7.0 was recorded in the provisions for rationalization line in the statement of earnings which is consistent with the original Barrie plant closure provision.

        During the first quarter of fiscal 2003, the Corporation recorded a pre-tax charge of $63.5 relating to two plant closures of the Bavaria business as well as the termination costs relating to the former Bavaria distribution network. The charge represents primarily the write-down of substantially all of the related fixed assets to a nominal amount and employee severance costs as well as the distribution agreement termination costs. The balance of the provision at March 31, 2004 is nil and all closure activities and costs have been completed and paid.

6. Net Interest Expense

	2004	2003	2002
Interest on long-term debt	$74.3	$81.4	$70.0
Interest on deferred liabilities (note 15)	9.3	9.6	—
Other	9.5	8.3	2.9

	93.1	99.3	72.9
Less interest income	(1.6)	(3.9)	(7.4)

	$91.5	$95.4	$65.5

        Interest paid in fiscal 2004 was $78.2 (2003—$88.4, 2002—$75.8).

7. Income Taxes

        The following table reconciles income taxes calculated at the combined Canadian federal and provincial corporate rates with the income tax expense in the consolidated financial statements:

	2004	2003	2002
Earnings before income taxes	$384.4	$417.2	$256.3

Income taxes at Canadian statutory rates
(2004—35.1%, 2003—37.1%, 2002—39.5%)	134.8	154.6	101.2
Increased (decreased) by the tax effect of:
Manufacturing and processing deduction	(9.7)	(15.4)	(14.2)
Tax rate changes on future income taxes	16.0	—	(15.0)
Non-taxable gains on sale of investments and other assets	(1.7)	(29.3)	—
Utilization of capital loss carry forward	(1.7)	—	—
Rationalization costs and non-capital losses not recognized in the year	26.1	—	—
Large corporations tax	0.7	2.0	2.2
Non-deductible and other items	2.0	3.1	6.5

	$166.5	$115.0	$80.7

Comprised of:
Current portion	$96.2	$88.8	$70.8
Future portion	$70.3	$26.2	$9.9

        Income taxes paid in fiscal 2004 were $120.9 (2003—$44.6, 2002—$19.7).

        Future income tax assets and liabilities are recognized on temporary differences between the accounting and tax bases of existing assets and liabilities as follows:

	2004	2003
Future income tax assets
Deferred liabilities	$82.9	$103.4
Provisions for rationalization costs and other non-deductible reserves	25.2	57.6
Other	19.7	24.9

	127.8	185.9

Future income tax liabilities
Intangible assets	(357.0)	(338.2)
Property, plant and equipment	(127.7)	(130.2)
Partnership income deferral	(168.8)	(136.1)
Other	(46.3)	(63.0)

	(699.8)	(667.5)

Net future income tax liabilities	$(572.0)	$(481.6)

Comprised of:
Current portion	$(171.8)	$(126.6)
Long-term portion	$(400.2)	$(355.0)

        There are approximately R$444 (2003—R$325) of tax loss carry-forwards arising from the operations in Brazil which can be carried forward indefinitely, subject to certain limitations on use. Of these losses, approximately R$111 relates to the pre-acquisition tax loss carry-forwards from the Kaiser acquisition and any future utilization of these losses will be recorded as a reduction to the goodwill recorded on acquisition. In addition, subsidiaries of the Corporation in the United States have approximately US$226 (2003—US$225) of tax loss carry-forwards arising primarily from the discontinued Diversey business. Certain of these losses expire commencing in 2008. The potential benefit of these tax losses, including the post-acquisition Brazil losses, has not been recognized in the accounts of the Corporation.

8. Discontinued Operations

        Cash used for discontinued operations consisted of $8.2 (2003—$6.2, 2002—provided from discontinued operations—$12.6) for operating activities. Fiscal 2002 also included $188.6 from cash provided from investing activities relating to the sale of the Sports and Entertainment business.

        The balance sheet includes assets and liabilities relating to discontinued operations as follows: current assets of $2.0 (2003—$0.5), long-term assets of $17.5 (2003—$20.8), current liabilities of $14.3 (2003—$16.2), and long-term liabilities of $76.0 (2003—$84.1).

        On July 25, 2001, the Corporation completed the sale of its Sports and Entertainment business consisting of the Montréal Canadiens and the Bell Centre (formerly known as the Molson Centre). The Corporation received $190.0 in cash, less closing adjustments, with the balance of payment in the form of preferred shares of an entity owning both the team and the entertainment business. The preferred shares are redeemable on December 31, 2008 for $86.5, subject to certain terms and conditions. The Corporation also retained a 19.9% interest in the entity that owns the team and the entertainment business. The net gain on disposal includes the net losses from discontinued operations of the Sports and Entertainment group between January 31, 2001, the measurement date, and the date of disposal together with tax recoveries of $30.8 and transaction costs.

        As a result of the Corporation's disposals of its Retail, Chemical Specialties, and Sports and Entertainment businesses, the Corporation recorded certain losses and provisions for retained assets as well as other ongoing expenses related to site restoration, contingent liabilities, lease commitments and other possible claims. The estimated losses were based on management's best estimate assumptions with respect to a variety of items. There remains a risk that the assumptions and resulting estimates on which the remaining provisions are based may change with the passage of time and the availability of additional information. Any further change to the provisions will be recognized as a gain or loss from discontinued operations in the period in which such a change occurs.

        The remaining balance of the provision for losses relating to discontinued operations is included in deferred liabilities in the consolidated balance sheet (note 15).

9. Earnings per Share

        The following is a reconciliation of the weighted average shares outstanding for basic and diluted earnings per share computations for earnings from continuing operations:

	2004	2003	2002
Earnings from continuing operations	$237.0	$308.7	$175.6

Weighted average number of shares outstanding—(millions)
Weighted average number of shares outstanding—basic	127.1	127.3	120.1
Effect of dilutive securities	1.9	2.2	2.3

Weighted average number of shares outstanding—diluted	129.0	129.5	122.4

        The dilutive effect of outstanding stock options on earnings per share is based on the application of the treasury stock method. Under this method, the proceeds from the potential exercise of such stock options are assumed to be used to purchase Class "A" non-voting shares. During the year, 656,075 (2003—768,200, 2002—427,000) stock options to purchase Class "A" non-voting shares were not included in the calculation of diluted earnings per share as the exercise price exceeded the average market price of the shares during the year.

10. Inventories

	2004	2003
Finished and in process	$67.4	$65.0
Raw materials and supplies	65.8	53.9
Returnable containers	44.2	43.4

	$177.4	$162.3

11. Investments and Other Assets

	2004	2003
Investments, at equity(i)	$26.5	$28.0
Investments, at cost(ii)	64.2	61.6
Long-term receivables and other assets	30.7	31.4
Deferred charges	8.3	9.1

	$129.7	$130.1

(i)
Includes the Corporation's interest in Brewers Retail Inc. ("BRI").
(ii)
Includes the Corporation's preferred shares in the Sports and Entertainment business consisting of the Montreal Canadiens and the entertainment business.

12. Property, Plant and Equipment

	2004			2003
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Land	$57.5	$—	$57.5	$58.1	$—	$58.1
Buildings	370.7	108.9	261.8	388.9	106.8	282.1
Equipment	1,007.1	379.0	628.1	989.5	332.8	656.7
Assets under construction	75.0	—	75.0	30.0	—	30.0

	$1,510.3	$487.9	$1,022.4	$1,466.5	$439.6	$1,026.9

13. Intangible Assets, excluding Goodwill

	2004	2003
Brand names	$1,536.5	$1,529.9
Distribution network access(i)	22.2	22.6

	$1,558.7	$1,552.5

(i)
The balance is being amortized over the contractual term of the distribution agreement of 40 years (note 3). The original cost amounted to $35.0. The accumulated amortization at March 31, 2004 amounted to $1.2 (2003—$0.6).

(ii)
The change in the book value of the brand names and of the distribution network access reflecting the fluctuation of the Brazilian real in relation to the Canadian dollar was $6.6 (2003—($125.1)) and $0.2 (2003—($12.2)) respectively.

14. Long-Term Debt

	2004	2003
Molson Inc.
Term loan(i)	$59.9	$329.3
Debentures(ii)
$150—5.5% due May 3, 2004	150.0	149.7
Floating rate notes(iii)
$50—due October 19, 2004	50.0	—
$200—due September 16, 2005	200.0	—
Molson Canada
Term loan(iv)	—	99.9
Debentures(v)
$200—6.0% due June 2, 2008	199.7	199.6
$100—9.1% due March 11, 2013	99.9	99.9
$150—8.4% due December 7, 2018	149.9	149.8
$100—6.7% due June 2, 2028	99.5	99.5
Fair value adjustment(vi)	28.6	31.7
Brazil(vii)	97.9	61.2

	1,135.4	1,220.6
Less current portion(viii)	347.0	40.6

	$788.4	$1,180.0

(i)
Represents borrowings under a $1,125.0 Senior Credit Facility arranged with a syndicate of banks. The facility was used to finance the acquisition of Kaiser on March 18, 2002 and was originally comprised of a $500.0 non-revolving 18-month bridge loan which can be extended by the

  Corporation for an additional six months and a $625.0 three-year revolving tranche. The bridge loan was permanently reduced by $200.0 to $300.0 on June 21, 2002, using a portion of the proceeds from the sale of 20% of the Corporation's Brazilian operations (note 3), while the terms of the three-year revolving tranche remained unchanged. The bridge loan expired on September 17, 2003 and was not extended. The interest rate on the term loans is floating based on either prime or banker's acceptance. The average interest rate in fiscal 2004 was 3.9% (2003—3.7%, 2002—4.3%). The facility is a direct, unsecured obligation of the Corporation. Also, the Corporation has a $50.0, 364-day revolving credit facility with a syndicate of banks for general corporate purposes. The Corporation can extend the facility, subject to the approval of the lenders. Effective September 16, 2003, the facility was extended for an additional period of 364 days.

(ii)
This debenture is redeemable at the option of the Corporation and was repaid on maturity with drawings from the term loan. The debenture is a direct, unsecured obligation of the Corporation.

(iii)
On September 16, 2003, the Corporation issued $200.0 in two-year floating rate notes as part of a $500.0 medium-term note program. On October 17, 2003, the Corporation issued an additional $50.0 in one-year floating rate notes. The $50.0 notes are redeemable, at the option of the Corporation, and retractable, at the option of the noteholder, on any interest payment date commencing April 19, 2004. Neither party exercised their redemption/retraction provisions on April 19, 2004. The notes bore interest at average rates of 3.0% in fiscal 2004. On September 30, 2003, the Corporation entered into an interest rate swap for $100.0 which converted the Corporation's floating rate note due September 16, 2005 to a fixed rate. This swap is cancellable on a quarterly basis at the option of a third party. At March 31, 2004, the interest rate swap had an unrealized loss of $0.6.

(iv)
Represents a $100.0 credit facility with a syndicate of banks, which matured on August 31, 2003 and was fully repaid. Loans under this facility bore interest at rates averaging 3.7% in fiscal 2004 (2003—4.2%).

(v)
Represents direct, unsecured debentures which are redeemable at the option of Molson Canada. During fiscal 2002, the Corporation entered into two interest rate swap agreements for a nominal value of $100.0 each, which converted the $200.0 debenture due in June 2008 with a fixed rate of 6.0% to a variable rate. In December 2002, a third party bank exercised its right to cancel a $100.0 swap agreement, after which interest expense was recorded at the debentures' fixed rate. The average variable interest rate on the swap in fiscal 2004 was 2.7% (2003—3.2%, 2002—3.4%). At March 31, 2004, the variable interest rate swap had a fair value of $11.0 (2003—$6.8).

(vi)
Represents the adjustment required to arrive at the fair market value of the Molson Canada debentures as of June 23, 1998, being the date of the acquisition of the additional 50% interest in Molson Canada. This amount is being amortized over the remaining terms of the debentures on a weighted-average basis, which at the acquisition date, was approximately 15 years.

(vii)
Represents various facilities denominated in Brazilian reais bearing interest at rates averaging 20.2% during the year (2003—18.5%). Of the amounts drawn, $87.1 (2003—$40.6) is due within the next year and is classified as current. Certain loans are secured by liens on the machinery and equipment and by real estate mortgaged.

(viii)
The aggregate maturities of long-term debt during the next five years are estimated to be $347.0, $202.8, $3.1, $2.6 and $202.4. Long-term debt of $259.9 has been included in the current liabilities, however the Corporation intends to refinance this debt with either the term loan or the floating rate notes. Since the terms and conditions of the floating rate notes are only determinable at the time of the placement of the debt, it does not allow for classification as non-current portion of long-term debt.

15. Deferred Liabilities

	2004	2003
Contingent tax liabilities(i)	$198.9	$188.0
Discontinued operations(ii)	76.0	84.1
Deferred gain(iii)	32.5	38.7
Deferred sales tax payable(iv)	30.2	29.7
Net pension liability	16.1	29.0
Deferred compensation(v)	5.4	11.0

	$359.1	$380.5

(i)
Relates to provisions in Brazil primarily for excise (IPI), social security (COFINS), and value-added state (ICMS) taxes.

(ii)
Remaining provisions for loss and deferred liabilities relating to the discontinued operations of the Retail, Chemical Specialties, and Sports and Entertainment businesses (see note 8).

(iii)
The deferred gain arose from the non-cash consideration received on the exchange of brewing assets at the time of the formation of the Molson Canada partnership. Amortization of the balance of the deferred gain will be brought into earnings in equal installments over the next five years or earlier if the non-cash assets are realized.

(iv)
Relates to long-term sales tax payable in certain regions in Brazil and is interest bearing.

(v)
Includes the long-term portion of employee bonuses payable and the DSU liability.

MOLSON INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2004, 2003 and 2002

(In millions of Canadian dollars, except share and per share amounts)

16. Financial Instruments

        Commodity swaps are used to fix the cost of commodities such as aluminum, paper and natural gas. Futures contracts are used to hedge against fluctuations of corn prices. The following table summarizes the notional amount of derivative financial instruments at March 31:

	2004		2003
Cash Flow Hedges
Currency Hedges
Forward contracts on USD (CDN/USD)	US$	40.0	US$	70.0
Zero cost collars on USD (CDN/USD)	US$	6.0	US$	8.0
Zero cost collars on USD (BRL/USD)	US$	9.5	US$	23.5
Swaps on USD (BRL/USD)	US$	14.1	US$	—
Commodity Hedges
Aluminum swaps	US$	5.2	US$	2.8
Natural gas swaps	CA$	5.3	CA$	—
Paper swaps	US$	7.7	US$	—
Corn futures	US$	2.5	US$	—

        At March 31, 2004, the aggregate unrealized gain of the cash flow hedges was $0.4 (2003—unrealized loss of $6.0).

        The Corporation has entered into interest rate swaps (see note 14(iii) and 14(v) for details).

        The fair value of all debentures, based on rates currently available for long-term debt with similar terms and maturity dates, is estimated to be $792 (2003—$752).

        The Corporation's estimate of the fair value of other financial instruments, including accounts receivable and accounts payable, approximates their carrying value.

        In March 2003, the Corporation extended for an additional two years its revolving agreement to sell an undivided interest in eligible accounts receivable of Molson Canada, with limited recourse, to a third party up to a maximum of $125.0. As at March 31, 2004, net cash proceeds received under this agreement were $87.0 (2003—$54.0, 2002—$55.0). As the fair value of the assets transferred is equal to book value, there is no gain or loss reported on the sale of the receivables. The Corporation has retained responsibility for servicing the accounts receivable sold. In August 2003, the agreement was amended to increase the maximum amount to $150.0.

17. Capital Stock

AUTHORIZED

        The Corporation is authorized to issue:

  (a)
  an unlimited number of Class "A" non-voting shares;

  (b)
  an unlimited number of Class "B" common shares; and

  (c)
  an unlimited number of preference shares, which shall rank in priority to the Class "A" non-voting and Class "B" common shares and may be issued from time to time in series with the designation, rights, privileges, restrictions and conditions attaching to each series as and in the manner set out in its Articles.

        The holders of Class "A" non-voting shares are entitled, voting separately as a class on the basis of one vote per share, to elect annually three members of the Board of Directors of the Corporation. Subject to applicable law, the holders of the Class "A" non-voting shares do not otherwise have a right to vote at meetings of shareholders but are entitled to notice of and to attend all shareholders' meetings except class meetings of the holders of another class of shares. The holders of the Class "B" common shares are entitled to one vote per share at all meetings of shareholders except class meetings of the holders of another class of shares.

        In each fiscal year, the holders of the Class "A" non-voting shares are entitled to receive non-cumulative dividends aggregating $0.033 per share before any dividends may be paid on the Class "B" common shares. No further dividends can be paid to the holders of the Class "A" non-voting shares until dividends aggregating $0.033 per share have been declared or paid on the Class "B" common shares, and thereafter the Class "A" non-voting shares and the Class "B" common shares participate equally as to all dividends declared.

        In the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Class "A" non-voting shares and the holders of the Class "B" common shares would be entitled to share equally, share for share, in all distributions of the assets of the Corporation.

        A holder of Class "B" common shares shall be entitled at any time and from time to time to have all or any portion of such Class "B" common shares converted into Class "A" non-voting shares on the basis of one Class "A" non-voting share for each Class "B" common share in respect of which the conversion right is exercised.

        If a general takeover bid offer is made to purchase Class "B" common shares, then the holders of Class "A" non-voting shares may convert all or any of their Class "A" non-voting shares into an equal number of Class "B" common shares for the purpose of tendering such shares into the offer unless (i) a takeover bid offer is made to purchase Class "A" non-voting shares on identical terms as the offer for the Class "B" common shares; or (ii) holders of more than 50% of the then outstanding Class "B" common shares certify within a prescribed period of time that they do not intend to tender any Class "B" common shares in acceptance of the offer.

        On November 7, 2001, the Board of Directors authorized a normal course issuer bid allowing Molson to purchase for cancellation 4,500,000 Class "A" non-voting shares and 900,000 Class "B" common shares. Purchases may be made at certain times over a 12-month period through the facilities of the Toronto Stock Exchange when the Corporation believes circumstances and trading price warrant a share purchase as an appropriate use of corporate funds and for the potential benefit of Molson shareholders. The normal course issuer bid became effective December 14, 2001 and expired on December 13, 2002. On March 14, 2003, the Corporation extended the normal course issuer bid, which expired on March 12, 2004 to purchase for cancellation 3,141,000 Class "A" non-voting shares and

674,760 Class "B" common shares. On March 15, 2004, the Corporation again extended the normal course issuer bid to purchase for cancellation 3,145,000 Class "A" non-voting shares and 673,000 Class "B" common shares which will expire on March 14, 2005.

        During the year ended March 31, 2004, the Corporation repurchased 751,000 Class "A" non-voting (2003—1,281,275) shares and no Class "B" common shares (2003—100,000) at prices ranging between $32.15 and $34.99 per share (2003—$31.62 and $38.16) as part of the above-mentioned normal course issuer bid. The total number of Class "A" non-voting and Class "B" common shares outstanding at March 31, 2004 was 127,472,932 (2003—127,223,581). Of the total amount of $24.6 (2003—$50.2) repurchased, $4.2 (2003—$7.8) was charged to capital stock based on the weighted-average stated capital with the excess of $20.4 (2003—$42.4) being charged to retained earnings.

ISSUED AND OUTSTANDING

        At March 31, the following shares were issued and outstanding:

	2004		2003
	Shares	Amount	Shares	Amount
Class "A" non-voting	105,042,256	$727.3	104,754,563	$714.4
Class "B" common	22,430,676	5.0	22,469,018	5.0

	127,472,932	$732.3	127,223,581	$719.4

        During the year the net change in Class "A" non-voting shares was as follows:

	2004		2003
	Shares	Amount	Shares	Amount
Stock options exercised(i)	908,056	$14.0	821,439	$5.9
Stock dividend payments	86,048	2.9	54,375	1.7
Shares repurchased	(751,000)	(4.2)	(1,281,275)	(7.2)
Issued for cash	6,247	0.2	5,042	0.2

	249,351	$12.9	(400,419)	$0.6

(i)
Including the exercise of options under the stock appreciation rights plan until June 30, 2002.

        During the year ended March 31, 2004, 38,342 Class "B" common shares (2003—430,416) were converted into Class "A" non-voting shares and no Class "B" common shares (2003—100,000) were repurchased as part of the normal course issuer bid.

STOCK OPTIONS

        The Corporation has a stock option plan for eligible employees and non-employee directors of the Corporation, under which Class "A" non-voting shares of the Corporation may be purchased at a price equal to the market price of the Class "A" non-voting shares at the date of the granting of the option. Effective June 30, 2002, the plan was amended to terminate the stock appreciation rights ("SAR")

associated with the plan so that each outstanding award consists solely of stock options. Previously, the employee had the option of either exercising the option to purchase the shares or the SAR. The SAR entitled the employee to receive shares with a value equal to the difference between the exercise and market price. The options vest over a period of two, three, four or five years and are exercisable for a period not to exceed ten years from the date of the grant. At March 31, 2004, there were 5,340,069 stock options outstanding (2003—5,400,093) and 1,621,313 stock options available (2003—2,469,345) for future grants. During the year, the Corporation granted 1,369,800 stock options (2003—953,200) at exercise prices ranging between $30.63 and $36.96 (2003—$29.43 and $36.79).

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the year: dividend yield of 1.6% (2003—2.0%); expected volatility of 25.5% (2003—24.3%); risk-free interest rate of 4.4% (2003—5.0%); and an expected life of 6 years (2003—6 years). The weighted average fair value of options granted in the year is $9.09 per share (2003—$9.50).

        A summary of the status of the Corporation's stock option plan as at March 31, 2004 and 2003 and of changes during the years ending on those dates is presented below:

	2004		2003
	Stock options	Weighted Average Exercise Price	Stock Options	Weighted Average Exercise Price
Outstanding at beginning of year	5,400,093	$19.34	5,586,892	$15.43
Granted	1,369,800	$32.09	953,200	$35.25
Exercised	(908,056)	$15.40	(995,224)	$12.58
Forfeited	(521,768)	$25.53	(144,775)	$19.60

Outstanding at end of year	5,340,069	$22.68	5,400,093	$19.34

        The following table summarizes information on stock options outstanding at March 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding at March 31, 2004	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Exercisable at March 31, 2004	Weighted Average Exercise Price
$9.65—$15.07	2,186,352	4.9	$11.25	1,829,683	$10.99
$15.08—$25.93	672,917	7.0	$22.60	96,350	$22.63
$25.94—$31.36	995,500	8.9	$30.50	10,500	$31.03
$31.37—$36.96	1,485,300	8.7	$34.28	135,143	$36.15

	5,340,069	7.0	$22.68	2,071,676	$13.27

        The following table summarizes information on stock options outstanding at March 31, 2003:

	Options Outstanding
		Weighted Average Remaining Contractual Life in Years		Options Exercisable
Range of Exercise Prices	Outstanding at March 31, 2003		Weighted Average Exercise Price	Exercisable at March 31, 2003	Weighted Average Exercise Price
$9.65—$15.07	2,934,268	5.9	$11.61	1,425,517	$11.43
$15.08—$25.93	1,104,875	8.1	$22.13	140,300	$22.05
$25.94—$31.36	592,750	9.1	$30.33	5,500	$28.89
$31.37—$36.79	768,200	9.2	$36.40	9,064	$33.82

	5,400,093	7.2	$19.34	1,580,381	$12.56

        At March 31, 2004, 1,621,313 Class "A" non-voting shares (2003—2,469,345) were available for granting further options and 802,741 Class "A" non-voting shares (2003—895,036) were available for optional stock dividends and the share purchase plan.

OTHER STOCK-BASED COMPENSATION

        The Corporation's MESOP contributions of $1.7 (2003—$1.6) were charged to earnings during the year.

        As of March 31, 2004, 167,451 DSU's (2003—151,115) are outstanding. For the year ended March 31, 2004, $0.4 (2003—$0.7) was charged to earnings representing the accrual for services provided in the period which were paid with the issuance of DSU's.

18. Commitments and Contingencies

        The following table represents minimum lease payments for operating lease obligations:

Fiscal Year	Minimum Lease Payments
2005	$23.7
2006	19.4
2007	15.6
2008	10.0
2009	7.5
Thereafter	39.0

Total	$115.2

        At March 31, 2004, the Corporation had outstanding letters of credit totalling $73.9 (2003—$84.5). Kaiser is party to a number of claims from the Brazilian tax authorities. The Corporation records liabilities for known tax contingencies when, in the judgement of the Corporation, based on review from both internal and external counsel, it is probable that a liability has been incurred. It is reasonably possible that actual amounts payable resulting from assessments by tax authorities could be materially different from the liabilities the Corporation has recorded due to the complex nature of tax legislation (note 15).

        The Corporation has given certain undertakings to the lenders of the purchaser of the Montréal Canadiens and the Bell Centre, such that, in the event that the purchaser is unable to meet its obligations, Molson would exercise control over the entity that owns the entertainment business and the Montréal Canadiens at predetermined conditions, subject to National Hockey League approval. The obligations of the purchaser to such lenders at March 31, 2004 were $92.0 (2003—$92.0).

        The Corporation and another shareholder of BRI could be required to accelerate the terms of certain payment arrangements sufficient to satisfy their proportionate share of any default on the $200.0 (2003—$200.0) debentures of BRI.

        The Corporation is a guarantor of a 99-year lease arrangement related to the land on which the Bell Centre has been constructed. Annual lease payments in fiscal 2004 amounted to $3.2 (2003—$2.2) and are based on prevailing interest rates and changes in the Consumer Price Index.

        The Corporation is also subject to certain legal claims arising in the normal course of business, none of which is expected to materially affect the financial results of the Corporation.

19. Employee Future Benefits

        The Corporation has a number of pension plans, of both a contributory and non-contributory nature, which cover certain employees. The majority of pension plans provide defined benefits. The Corporation also has postemployment benefit obligations for certain retired employees.

        The components of the Corporation's benefit expense include the following:

	Pension Plans			Other Benefit Plans
	2004	2003	2002	2004	2003	2002
Defined benefit plans
Benefits earned during the year	$13.6	$11.2	$8.5	$2.1	$1.9	$1.5
Interest cost on benefit obligation	53.2	52.8	53.3	7.3	7.0	6.7
Return on plan assets	(55.4)	(56.0)	(57.1)	—	—	—
Other	5.4	1.0	0.3	0.2	—	—

	16.8	9.0	5.0	9.6	8.9	8.2
Defined contribution plans	3.9	3.6	3.9	—	—	—

Benefit expense	$20.7	$12.6	$8.9	$9.6	$8.9	$8.2

        The actuarial determinations were based on the following assumptions in each year:

	2004	2003	2002
Assumed discount rate—year end	6.0%	6.3%	6.5%
Expected long-term rate of return on plan assets	7.5%	7.5%	7.5%
Rate of increase in future compensation	3.0%	3.0%	3.0%
Rate of increase in future government benefits	2.5%	2.5%	2.5%

        The health care cost trend rates used in 2004 were 6.5% (2003—7.0%, 2002—7.5%) for medical, which is reduced 0.5% (2003 and 2002—0.5%) per year until 2007, and 5.0% (2003 and 2002—5.0%) thereafter.

        The following information pertains to the Corporation's defined benefit pension plans and other benefit plans:

	Pension Plans		Other Benefit Plans
	2004	2003	2004	2003
Plan obligation
Accrued benefit obligation at beginning of year	$862.7	$824.4	$117.1	$108.0
Current service cost	16.7	14.4	2.1	1.9
Interest cost	53.2	52.8	7.3	7.0
Benefits paid	(66.5)	(56.1)	(4.4)	(4.4)
Plan amendment(i)	78.5	—	—	—
Actuarial losses and other costs	48.1	27.2	4.2	4.6

Balance, end of the year	$992.7	$862.7	$126.3	$117.1

Plan assets
Market value at beginning of year	$676.0	$749.1	$—	$—
Actual return of plan assets	89.7	(46.7)	—	—
Employer contributions	34.8	26.5	4.4	4.4
Employee contributions	3.6	3.2	—	—
Benefits paid	(66.5)	(56.1)	(4.4)	(4.4)

Balance, end of the year	$737.6	$676.0	$—	$—

Plan surplus (deficit)
Funded status	$(255.1)	$(186.7)	$(126.3)	$(117.1)
Unamortized net actuarial losses	254.8	247.2	18.7	15.2
Other unamortized past service costs	82.1	4.0	—	—
Other	8.5	7.3	1.2	1.1

Accrued benefit asset (liability)	$90.3	$71.8	$(106.4)	$(100.8)

(i)
During fiscal 2004, the Corporation negotiated collective bargaining agreements at the Toronto, Montréal and Edmonton breweries which resulted in enhanced pension benefits and represents the Corporation's future obligation.

        As at March 31, 2004, eight (2003—eight) of the Corporation's pension plans, included in the above table, had an unfunded obligation of $280.7 (2003—$215.0) with an accrued benefit obligation of $949.7 (2003—$824.1) and plan assets with a fair value of $669.0 (2003—$609.1).

        As at March 31, 2004, approximately 71% (2003—66%) of all pension plan assets were invested in equities and 27% (2003—34%) in fixed income securities and 2% (2003—nil) in cash.

20. Related Party Transactions

        In the ordinary course of business, the Corporation enters into transactions with related parties. All related party transactions are recorded at their exchange amounts. In Ontario and the western provinces, Molson Canada distributes its products and incurs distribution costs through sales to its equity-accounted provincial distribution companies. Included in cost of sales, selling and administrative costs in the consolidated statements of earnings are distribution and other costs of $158.9 (2003—$166.5, 2002—$160.1) charged by the equity-accounted provincial distribution companies.

        Included in accounts receivable as at March 31, 2004 were amounts of $9.5 receivable (2003—$8.2 payable) from the equity-accounted provincial distribution companies.

21. Unrealized Translation Adjustments

        Unrealized translation adjustments, which arise on the translation to Canadian dollars of assets and liabilities of foreign, self-sustaining operations at period-end exchange rates, resulted in a cumulative loss of $340.3 (2003—$363.2) at March 31, 2004. The change in the current year reflects the relative strengthening during fiscal 2004 of the Brazilian real against the Canadian dollar.

22. Segment Disclosures

        The Corporation's business is producing and marketing beer and other malt-based beverages. Its business units are located in three main geographic regions: Canada, Brazil and the United States.

        These segments are managed separately since they all require specific market strategies. The Corporation assesses the performance of each segment based on operating income or earnings before interest and income taxes ("EBIT"). Accounting policies relating to each segment are identical to those used for purposes of the consolidated financial statements. Management of net interest expense and income tax expense are centralized and, consequently, these expenses are not allocated among operating groups. Inter-segment revenues reflect transactions made on an arms-length basis.

	Canada						Brazil					United States			Consolidated
Statement of earnings information
	2004		2003		2002		2004		2003		2002	2004	2003	2002	2004	2003	2002
Revenues from external customers	2,659.3		2,628.3		2,520.1		737.9		816.0		224.0	75.6	84.9	86.7	3,472.8	3,529.2	2,830.8
Inter-segment revenues	39.1		41.2		32.6		7.4		—		—	—	—	—	46.5	41.2	32.6
EBIT	544.7	(i)	481.7	(ii)	330.4	(iv)	(65.6	)(i)	37.2	(iii)	(2.9)	(3.2)	(6.3)	(5.7)	475.9	512.6	321.8
Amortization of capital assets
Amortization of property, plant and equipment	43.6		44.7		47.2		18.8		19.4		7.4	0.1	0.2	—	62.5	64.3	54.6
Amortization of intangible assets	—		—		—		0.6		0.6		—	—	—	—	0.6	0.6	—

	Canada		Brazil				United States		Consolidated
Balance sheet information
	2004	2003	2004		2003		2004	2003	2004	2003
Assets	2,560.8	2,557.3	1,211.6		1,185.1		158.2	161.7	3,930.6	3,904.1
Goodwill	198.0	198.0	591.6	(v)	572.4	(v)	—	—	789.6	770.4
Additions to capital assets	59.7	65.5	28.3		20.3		—	0.1	88.0	85.9

(i)
Includes a $7.0 gain on sale of a property in Canada and a provision for rationalization of $43.3 in Brazil.

(ii)
Restated by $3.7 to reflect previously disclosed stock option expense.

(iii)
Includes the gain on sale of 20% of Molson's operations in Brazil of $64.2 and a provision for rationalization of $63.5

(iv)
Includes a provision for rationalization of $50.0.

(v)
The change in the book value of goodwill reflecting the fluctuation of the Brazilian real in relation to the Canadian dollar was $19.2 (2003—($210.9)).

23. Comparative Figures

        Certain comparative figures have been restated to conform to the current year's basis of presentation.

24. U.S. GAAP Reconciliation

        The Corporation's consolidated financial statements have been prepared in accordance with Canadian GAAP. The tables that follow are a reconciliation of the significant differences relating to the statement of earnings and total shareholders' equity reported between Canadian GAAP and U.S. GAAP for the last two years as permitted by the U.S. Securities and Exchange Commission.

Reconciliation of net earnings	2004	2003
	(In millions of Canadian dollars, except per share amounts)
Canadian GAAP—Net earnings	$237.0	$308.7
Adjustments
Employee future benefits(i)	0.2	(2.0)
Capitalized interest on property, plant and equipment(ii)	2.5	3.0
Derivative instruments(iii)	17.3	(16.8)
Stock option expense(iv)	5.2	3.7
Stock appreciation rights(iv)	(4.1)	(7.1)
Deferred costs(v)	(5.0)	—
Tax effect of the above adjustments	(4.2)	3.5
Minority interest effect of the above adjustments(vii)	(0.4)	1.1

U.S. GAAP—Net earnings	248.5	294.1
Other comprehensive earnings (loss) items
Change in unrealized translation adjustment	22.9	(357.4)
Additional minimum liability for pensions(i)	(8.9)	(136.8)
Tax effect of additional minimum liability for pensions	3.0	45.7

Comprehensive earnings (loss)	$265.5	$(154.4)

Canadian GAAP net earnings per share—basic	$1.86	$2.42
Canadian GAAP net earnings per share—diluted	$1.84	$2.38
U.S. GAAP net earnings per share—basic	$1.96	$2.31
U.S. GAAP net earnings per share—diluted	$1.93	$2.27
Dividends per share	$0.56	$0.42
Average number of shares outstanding (millions)—basic	127.1	127.3
Average number of shares outstanding (millions)—diluted	129.0	129.5

Statements of accumulated other comprehensive loss	2004	2003
Unrealized translation adjustment	$(340.3)	$(363.2)
Additional minimum liability for pensions(i)	(196.2)	(187.3)
Tax effect of additional minimum liability for pensions	65.6	62.6

Accumulated other comprehensive loss	$(470.9)	$(487.9)

Reconciliation of total shareholders' equity	2004	2003
Canadian GAAP—Shareholders' equity	$1,219.4	$1,033.0
Adjustments
Employee future benefits(i)	(13.4)	(13.6)
Capitalized interest on property, plant and equipment(ii)	6.9	4.4
Derivative instruments(iii)	4.7	(12.6)
Deferred costs(v)	(5.0)	—
Additional minimum liability for pensions(i)	(196.2)	(187.3)
Tax effect of the above adjustments	65.0	66.2
Minority interest effect of the above adjustments(vii)	1.8	2.2

U.S. GAAP—Shareholders' equity	$1,083.2	$892.3

(i)      Employee future benefits

        The Corporation adopted the CICA Handbook Section 3461, "Employee Future Benefits" effective April 1, 2000 on a retroactive basis without restatement of prior year's financial statements. For the purposes of U.S. GAAP, the Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions" and Statement of Financial Accounting Standards No. 106, "Employers Accounting for Post Retirement Benefits Other Than Pensions" require essentially the same accounting treatment as Section 3461, except for the implementation dates of the standards, with the U.S. standards effective 1987. Based on these different transition dates, differences arise related to the amortization of prior service costs and net actuarial gains and losses.

        In addition, under U.S. GAAP, if the accumulated benefit obligation exceeds the market value of the plan assets, a minimum pension liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized prior service cost is recognized as an intangible asset while the remainder is charged to other comprehensive income. Canadian GAAP has no such requirement and does not have the concept of comprehensive income.

(ii)     Capitalized interest on property, plant and equipment

        Under U.S. GAAP, interest expense allocable to long-term capital projects during construction is considered part of the project cost and as a result is capitalized using a weighted average interest rate. There is no such requirement under Canadian GAAP. For the year ended March 31, 2004 the adjustment for capitalized interest is expressed net of depreciation expense of $0.2 (2003—$0.1).

(iii)    Accounting for derivative instruments and hedging activities (SFAS No. 133 and SFAS No.149)

        U.S. GAAP requires a company to recognize all derivative instruments, whether designated in hedging relationships or not, on the balance sheet at fair value whereas Canadian GAAP does not require derivatives qualifying as hedges to be presented in the balance sheet at fair values. Due to certain documentation and effectiveness testing criteria, none of the Corporation's derivative instruments qualify for hedge accounting under U.S. GAAP. The change in fair value of derivative contracts not qualifying for hedge accounting under U.S. GAAP is reported in net earnings.

        The fair value of the Corporation's derivative instruments at March 31, 2004 was $4.7 (2003—$(12.6)).

(iv)    Stock options and stock appreciation rights

        Under Canadian GAAP, the Corporation accounts for stock options using the fair value method whereby it records as compensation expense the fair value of all stock options granted. Under U.S. GAAP, the Corporation follows APB No. 25 which does not require recognition of compensation expense when the option price at the date of grant is equal to the market price of the Corporation's shares.

        U.S. GAAP requires that the change in fair value of stock appreciation rights attached to stock options outstanding be expensed over the vesting period. There were no stock appreciation rights attached to options granted subsequent to April 1, 2002. On June 30, 2002, the Corporation cancelled the stock appreciation rights attached to the stock options resulting in a new measurement date under U.S. GAAP, with the total remaining value of the stock appreciation rights at that date to be expensed over the remaining vesting period of the underlying options.

(v)     Deferred costs

        Under Canadian GAAP, certain expenses can be deferred and amortized if they meet certain criteria. Under U.S. GAAP, these costs are expensed as incurred.

(vi)    Joint ventures

        Under Canadian GAAP, joint ventures are accounted for using the proportionate consolidation method, while under U.S. GAAP, joint ventures are accounted for under the equity method. Pursuant to an accommodation of the U.S. Securities and Exchange Commission, accounting for joint ventures need not be reconciled from Canadian to U.S. GAAP if the required information is included in the Corporation's financial statements. The different accounting treatment affects only the display and classification of financial statement items and not net income or shareholders' equity. See note 4—Joint Ventures for summarized financial information about joint ventures.

(vii)   Minority interest

        The minority interest adjustment represents the applicable impact of the U.S. GAAP adjustments on minority interest.

(viii)   Consolidated statements of cash flows

        U.S. GAAP requires inclusion of the financing activities associated with the securitization of accounts receivable as an operating activity.

        U.S GAAP requires cash flows from discontinued operations to be reported in their respective activities as disclosed in note 8.

(ix)    Deferred Gain

        U.S. GAAP requires the deferred gain amounting to $32.5 (2003—$38.7), as described in note 15, to be presented as a reduction to the related property, plant and equipment.

(x)     Recent changes to accounting standards

        In 2003, the FASB amended Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46R"). FIN 46R requires that a variable interest entity ("VIE") be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE's activities and/or is entitled to receive a majority of the VIE's residual returns. For Molson Inc., the requirements of FIN 46R apply in the fiscal year beginning on April 1, 2004.

        The Corporation adopted FIN46R effective April 1, 2004 and was required to consolidate Brewers Retail Inc., Coors Canada Partnership and Molson USA. This resulted in an increase in the following balance sheet items at June 30, 2004: cash $57, accounts receivable $46, property, plant and equipment $222, accounts payable $50, long-term debt $200 and deferred liabilities $42. The Corporation estimates no material increase or decrease to these amounts if we applied FIN 46R at March 31, 2004.

        A similar standard with a consistent financial statement impact will be required to be implemented in Canada with an effective date of November 1, 2004.

        As indicated in note 1, the Corporation will be adopting the Accounting Guideline 13 effective April 1, 2004.

25. Subsequent Event

        On July 21, 2004, the Corporation entered into an agreement with Adolph Coors Company ("Coors") to combine the two companies. The transaction is structured as a merger of equals by a plan of arrangement under the Canada Business Corporation Act whereby all of Molson's shares will be exchanged for shares of Coors common stock and/or exchangeable shares of Molson Coors Canada Inc., a subsidiary of Molson Coors Brewing Company. Coors will change its name to Molson Coors Brewing Company and its shares will be listed on the New York Stock Exchange and the Toronto Stock Exchange. The transaction is subject to shareholder and regulatory approval.

QuickLinks

  Exhibit 99.3
Molson Financial Statements
Report of Independent Auditors
Comments by an Independent Auditor on Canada—U.S. Reporting Differences
MOLSON INC. CONSOLIDATED STATEMENTS OF EARNINGS
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
MOLSON INC. CONSOLIDATED BALANCE SHEETS
MOLSON INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
MOLSON INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS For the years ended March 31, 2004, 2003 and 2002 (In millions of Canadian dollars, except share and per share amounts)